EXHIBIT 21.1
ABITIBIBOWATER INC.
SUBSIDIARY LISTING

Name	Jurisdiction of Incorporation
1508756 Ontario Inc.	Ontario
3239432 Nova Scotia Company	Nova Scotia
3834328 Canada Inc.	Canada
6169678 Canada Incorporated	Canada
ABH Holding Company LLC	Delaware
ABH LLC 1	Delaware
AbitibiBowater Canada Inc.	Canada
Abitibi-Consolidated Alabama Corporation	Alabama
Abitibi-Consolidated Canadian Office Products Holdings Inc.	Canada
Abitibi-Consolidated Company of Canada	Quebec
Abitibi-Consolidated Corp.	Delaware
Abitibi Consolidated Europe	Belgium
Abitibi-Consolidated Finance LP	Delaware
Abitibi-Consolidated Hydro Inc.	Canada
Abitibi-Consolidated Inc.	Canada
Abitibi-Consolidated Nova Scotia Incorporated	Nova Scotia
Abitibi Consolidated Sales Corporation	Delaware
Abitibi-Consolidated U.S. Funding Corp.	Delaware
ACH Limited Partnership (1)	Manitoba
ACH Calm Lake Inc. (2)	Canada
ACH Fort Frances Inc. (2)	Canada
ACH Iroquois Falls Inc. (2)	Canada
ACH Island Falls Inc. (2)	Canada
ACH Kenora Inc. (2)	Canada
ACH Norman Inc. (2)	Canada
ACH Sturgeon Falls Inc. (2)	Canada
ACH Twin Falls Inc. (2)	Canada
Alabama River Newsprint Company	Alabama
Alliance Forest Products (2001) Inc.	Canada
Augusta Newsprint Company (3)	Georgia
Augusta Woodlands, LLC	Delaware
Bowater Alabama LLC	Alabama
Bowater America Inc.	Delaware
Bowater Asia Pte. Ltd.	Singapore
Bowater Canada Finance Corporation	Nova Scotia
Bowater Canada Treasury Corporation	Nova Scotia
Bowater Canadian Forest Products Inc.	Nova Scotia
Bowater Canadian Holdings Incorporated	Nova Scotia
Bowater Canadian Limited	Canada
Bowater Europe Limited	United Kingdom
Bowater Finance Company Inc.	Delaware
Bowater Incorporated	Delaware
Bowater-Korea Ltd.	Korea
Bowater LaHave Corporation	Nova Scotia
Bowater Maritimes Inc.	New Brunswick
Bowater Mersey Paper Company Limited (4)	Nova Scotia
Bowater Newsprint South LLC	Delaware
Bowater Nuway Inc.	Delaware
Bowater S. America Ltda.	Brazil
Bowater Shelburne Corporation	Nova Scotia

Bridgewater Paper Leasing Ltd.	United Kingdom
Bridgewater Paper Company Limited (5)	United Kingdom
Calhoun Newsprint Company (4)	Delaware
Donohue Corp.	Delaware
Donohue Malbaie Inc. (4)	Quebec
Donohue Recycling Inc.	Ontario
The International Bridge and Terminal Company	Canada
La Compagnie de Pulpe de Jonquiere	Quebec
Lake Superior Forest Products Inc.	Delaware
Marketing Donohue Inc.	Quebec
Produits Forestiers La Tuque Inc.	Quebec
Produits Forestiers Mauricie L.P. (6)	Quebec
Produits Forestiers Saguenay Inc.	Quebec
Scramble Mining Ltd.	Ontario
Star Lake Hydro Partnership (7)	Newfoundland and Labrador
St. Maurice River Drive Company Limited	Canada
Tenex Data Inc.	Delaware
Terra-Nova Explorations Ltd.	Quebec
Note: Except as otherwise indicated, each of the above entities is a wholly-owned direct or indirect subsidiary of AbitibiBowater Inc. The names of certain other direct and indirect subsidiaries of AbitibiBowater Inc. have been omitted from the list above because such unnamed subsidiaries in the aggregate as a single subsidiary would not constitute a significant subsidiary.

(1)	75 percent owned.
(2)	100 percent owned by ACH Limited Partnership.
(3)	52.5 percent owned.
(4)	51 percent owned.
(5)	Effective February 2, 2010, Bridgewater Paper Company Limited filed for administration pursuant to U.K. insolvency law. For additional information, reference is made to Note 1, “Organization and Basis of Presentation — Bridgewater Administration,” to the Consolidated Financial Statements of AbitibiBowater Inc., included in AbitibiBowater Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009.
(6)	93.2 percent owned.
(7)	51 percent owned. On December 16, 2008, the Government of Newfoundland and Labrador passed legislation to, among other things, expropriate all of the long-lived assets, excluding vehicles, of Star Lake Hydro Partnership. For additional information, reference is made to Note 22, “Commitments and Contingencies — Extraordinary loss on expropriation of assets,” to the Consolidated Financial Statements of AbitibiBowater Inc., included in AbitibiBowater Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009.